EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Resources Enhances Board of Directors with Finance and Capital Markets Expertise

Coeur d’Alene, Idaho – July 24, 2018 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) is pleased to announce that Mr. Steven E. Gilbertson has joined the Company’s Board of Directors.

Mr. Gilbertson has over 20 years of finance and engineering experience and has assisted public and private companies in raising capital in excess of $30 billion in the aggregate.  In June 2017 he founded Clayton East Advisors, a Denver-based advisory and consulting firm focused on natural resources and industrial companies.  Prior to this from late 2014 to mid 2017, Steven was a Managing Director in the energy investment banking group at D.A. Davidson & Co.  From mid-2007 through late 2014, Steven held a variety of roles of increasing seniority in the investment banking group of Oppenheimer & Co.  From 2004 to 2007, Steven held roles in the investment banking group of WR Hambrecht + Co.  Preceding these roles in 2003 and 2004, Steven was a Manager in Johnson & Johnson’s Pharmaceutical Group Strategic Marketing division.  Prior to business school, Steven held process and project engineering roles at manufacturing businesses in the plastics and glass industries.  Steven earned his BSE degree in chemical engineering from Princeton University and holds an MBA in finance from Columbia Business School.

Leigh Freeman, Timberline’s Chairman of the Board of Directors, commented, “Adding Steven to our Board gives us a breadth of expertise in capital markets and corporate finance that enhances our ability to raise capital and evaluate growth opportunities.  We welcome Steven to our Board at this pivotal time for Timberline.”

In connection with his appointment to the Board, which is subject to review and approval of the TSX-V, Mr. Gilbertson has been granted 100,000 options to acquire common shares of Timberline.  The options have an exercise price equal to the fair market value of the stock at the time of the grant of US$0.10 per share, vest immediately, and have a term of five years.

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in Nevada, including its 23 square-mile Eureka property, comprised of the Lookout Mountain, Windfall, and Oswego projects which lie along three separate structural stratigraphic trends defined by distinct geochemical gold anomalies; and as the expected operator of two joint venture projects - the Paiute project joint venture with a subsidiary of Barrick Gold, and the Elder Creek project joint venture with McEwen Mining.  All of these properties lie on the prolific Battle Mountain-Eureka gold trend.  Timberline also owns the Seven Troughs property in northern Nevada, known to be one of the state's highest grade, former producers.   Timberline has increased its owned and controlled mineral rights in Nevada to over 43 square miles (24,500 acres).  Detailed maps and NI 43-101 estimated resource information for the Eureka property may be viewed at http://timberlineresources.co/.

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the advancement of projects, and exploration potential.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to changes in the Company’s business and other factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2017.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accept responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Steven A. Osterberg

President and CEO

Tel:   208-664-4859

E-mail:  info@timberline-resources.com

Website:  www.timberline-resources.com

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